UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

333 CLAY STREET, SUITE 1100
HOUSTON, TEXAS 77002
(Address of Registrant’s Principal Executive Offices)

(713) 850-1880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On October 18, 2005, the stockholders of Whittier Energy Corporation (the “Company”) approved an amendment to the Company’s Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.001 per share, reserved for issuance under the Plan from 520,000 to 1,582,222 shares, which amendment had been earlier adopted by the Company’s Board of Directors. A more complete description of this amendment and the material terms of the Plan are included under the caption “Approval of Amendment to the Whittier Energy Corporation Long Term Incentive Plan to Increase the Number of Shares Reserved For Issuance” in the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders, filed on September 7, 2005, which description is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: October 24, 2005	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Whittier Energy Corporation, as filed with the Nevada Secretary of State on October 19, 2005.

99.1	Press release dated October 19, 2005.